Item 23(j)(1)

                     Ballard Spahr Andrews & Ingersoll, LLP

                                 January 9, 2004

Seligman Pennsylvania Municipal Fund Series
100 Park Avenue
New York, NY 10017

Ladies and Gentlemen:

            With respect to Post-Effective Amendment No. 25 to the Registration Statement on Form N-1A under the Securities Act of 1933, as amended, of Seligman Pennsylvania Municipal Fund Series (the "Fund"), we have reviewed the material relative to Pennsylvania Taxes in the Statement of Additional Information that is part of the Registration Statement. Subject to such review, our opinion as delivered to you and as filed with the Securities and Exchange Commission remains unchanged.

            We consent to the filing of this consent as an exhibit to the Registration Statement of the Fund and to the reference to us under the heading "Pennsylvania Taxes." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                   Very truly yours,


                                   /s/ Ballard Spahr Andrews & Ingersoll, LLP
                                   ------------------------------------------
                                   Ballard Spahr Andrews & Ingersoll, LLP